                                                                   Exhibit 99.4

                      RESOLUTION PERFORMANCE PRODUCTS LLC
                                      AND
                            RPP CAPITAL CORPORATION

                 Offer to Exchange Up to $75,000,000 of Their
                  13 1/2% Senior Subordinated Notes due 2010
                     for Any And All of Their Outstanding
                  13 1/2% Senior Subordinated Notes due 2010

--------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                         , 2002 UNLESS EXTENDED.
--------------------------------------------------------------------

To Our Clients:

   Enclosed for your consideration is a Prospectus dated     , 2001 (the
"Prospectus") and a Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Resolution Performance Products LLC and RPP Capital Corporation (together, the "Issuers") to exchange their 13 1/2% Senior Subordinated Notes due 2010 (the "Exchange Notes") for an equal principal amount of their outstanding 13 1/2% Senior Subordinated Notes due 2010 (the "Old Notes" and together with the Exchange Notes, the "Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Old Notes under certain circumstances relating to the Exchange and Registration Rights Agreement dated as of November 14, 2001 among the Issuers Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. (the "Exchange and Registration Rights Agreement"). Old Notes may be tendered only in integral multiples of $1,000.

   The enclosed material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Notes in the Exchange Offer.

   Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 P.M., New
York City time, on        , 2002, unless extended. The term "Expiration Date"
shall mean 5:00 P.M., New York City time, on        , 2002, unless the Exchange
Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. A tender of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

Your attention is directed to the following:

      1. The Exchange Offer is for the exchange of $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of the Old Notes, of
   which $75,000,000 aggregate principal amount was outstanding as of        ,
   2001. The terms of the Exchange Notes are identical in all respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Old Notes under certain circumstances relating to the Exchange and Registration Rights Agreement.

      2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER--CERTAIN CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

      3. The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on , 2002, unless extended.

      4. The Issuers have agreed to pay the expenses of the Exchange Offer.

      5. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to the Issuers will be paid by the Issuers, except as provided in the Prospectus and the Letter of Transmittal.

   The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

   If you wish us to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Old Notes held by us and registered in our name for your account or benefit.

                                 INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Resolution Performance Products LLC and RPP Capital Corporation.

This will instruct you to tender for exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Aggregate Principal Amount of Old Notes to be tendered for exchange:

                              $

* I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be tendered for exchange.

_______________________________________________________________________________

_______________________________________________________________________________
                                 Signature(s)

_______________________________________________________________________________
  Capacity (full title), if signing in a fiduciary or representative capacity

_______________________________________________________________________________
                    Name(s) and address, including zip code

Date:

_______________________________________________________________________________
                        Area Code and Telephone Number

_______________________________________________________________________________
                Taxpayer Identification or Social Security No.

                                      2